Exhibit 99.1

Contact: Monique Greer 720-540-5268 720-236-5959 (onsite) mgreer@allos.com

Allos Therapeutics Announces FDA Advisory Committee Recommends Accelerated Approval of FOLOTYN™ (pralatrexate) for the Treatment of Patients with Relapsed or Refractory Peripheral T-cell Lymphoma

— Company to Host Webcast Conference Call on Wednesday, September 2 at 6:00 p.m. ET —

SILVER SPRING, Md., September 2, 2009 — Allos Therapeutics, Inc. (Nasdaq: ALTH) today announced that the U.S. Food and Drug Administration’s (FDA) Oncologic Drugs Advisory Committee (ODAC) voted 10-4 that the response rate and duration of response observed with FOLOTYNTM (pralatrexate) are reasonably likely to predict clinical benefit in patients with relapsed or refractory peripheral T-cell lymphoma (PTCL). PTCL comprises a biologically diverse group of aggressive blood cancers that has a worse prognosis than most other types of lymphoma, including B-cell lymphoma. If approved, FOLOTYN would be the first drug approved by the FDA for the treatment of relapsed or refractory PTCL.

The ODAC recommendation was based on results from PROPEL, a pivotal Phase 2 international trial that evaluated FOLTYN for the treatment of patients with relapsed or refractory PTCL. The PROPEL trial was conducted under an agreement reached with the FDA under its special protocol assessment, or SPA, process. The SPA process allows for FDA evaluation of a clinical trial protocol intended to form the primary basis of an efficacy claim in support of an NDA, and provides an agreement that the trial design, including trial size, clinical endpoints and data analyses are acceptable to the FDA.

The FDA is expected to make a decision whether to approve the Company’s New Drug Application (NDA) for FOLOTYN by September 24, 2009. While the FDA generally follows the recommendations of its advisory committees, it is not required to do so.

“We are very pleased that the advisory committee today voted to recommend accelerated approval of the FOLOTYN NDA,” said Paul L. Berns, chief executive officer at Allos Therapeutics, Inc. “We believe FOLOTYN has the potential to offer an important new treatment option for patients with relapsed or refractory PTCL, an indication for which there are currently no FDA-approved therapies and no accepted standard of care.  We will continue to work with FDA to bring FOLOTYN to the U.S. market as soon as possible so that patients can benefit from this potential new treatment option.”

Conference Call Information
Allos will host a webcast conference call to review the outcome from the ODAC meeting on Wednesday, September 2, 2009 at 6:00 p.m. ET. Participants can access the call at 877-941-6009 (U.S. and Canada) or +480-629-9771 (international). To access the live audio webcast or the subsequent archived recording, visit the “Investors - Presentations and Events” section of the Company’s website at www.allos.com.  Webcast and telephone replays of the conference call will be available approximately two hours after the completion of the call. Callers can access the replay by dialing 800-406-7325 (domestic) or 303-590-3030 (international). The passcode is 4151544#. The webcast will be recorded and available for replay on the Company’s website until September 11, 2009.

About PTCL

Peripheral T-cell lymphoma (PTCL) comprises a biologically diverse group of aggressive blood cancers that has a worse prognosis than most other types of lymphoma, including B-cell lymphoma. PTCL accounts for approximately 10% to 15% of all newly diagnosed cases of non-Hodgkin’s lymphoma (NHL) in the U.S. The American Cancer Society estimates that approximately 66,000 new cases of NHL were diagnosed in the U.S. in 2008. The Company estimates the current annual incidence of PTCL in the U.S. to be approximately 5,600 patients. There are currently no pharmaceutical agents approved for use in the treatment of PTCL. In addition to those PTCL patients who do not respond to first-line treatment, a significant number of first-line responders relapse or become refractory after treatment. According to published clinical data, patients with aggressive PTCL have an overall five-year survival rate of approximately 25% to 40%, depending on sub-type.

About Pralatrexate
Pralatrexate is a selective antifolate designed to accumulate preferentially in cancer cells. Based on preclinical studies, the Company believes that pralatrexate selectively enters cells expressing RFC-1, a protein that is over expressed on certain cancer cells compared to normal cells. Once inside cancer cells, pralatrexate is efficiently polyglutamylated, which leads to high intracellular drug retention. Polyglutamylated pralatrexate essentially becomes “trapped” inside cancer cells, making it less susceptible to efflux-based drug resistance. Acting on the folate pathway, pralatrexate interferes with DNA synthesis and triggers cancer cell death.

About Allos Therapeutics, Inc.
Allos Therapeutics, Inc. (Nasdaq: ALTH) is a biopharmaceutical company committed to the development and commercialization of innovative anti-cancer therapeutics. The Company’s product candidate, pralatrexate, is a selective antifolate designed to accumulate preferentially in cancer cells. In May 2009, the FDA accepted the Company’s NDA for pralatrexate for the treatment of patients with relapsed or refractory PTCL for priority review and established a Prescription Drug User Fee Act date of September 24, 2009 for a decision regarding approval of the NDA. The FDA recently approved the trade name, FOLOTYN, for pralatrexate. In addition, pralatrexate is being evaluated in other tumor types, including solid tumors and a range of lymphoma sub-types. Allos retains exclusive worldwide rights to pralatrexate for all indications. The Company is headquartered in Westminster, CO. For additional information, please visit www.allos.com.

Safe Harbor Statement
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the Company’s statements regarding the potential for pralatrexate to offer an important new treatment option for patients with relapsed or refractory PTCL; and other statements that are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others that that the design of or data collected from the PROPEL trial may not be adequate to demonstrate the safety and efficacy of pralatrexate for the treatment of patients with relapsed or refractory PTCL, or otherwise be sufficient to support FDA approval; that the FDA may disagree with the Company’s interpretations of data from preclinical studies and clinical trials involving pralatrexate, including the PROPEL trial, or otherwise determine such data are not sufficient to support approval; and that the Company may lack the financial resources and access to capital to support its future operations, including the potential commercialization of pralatrexate if approved for marketing. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Note: The Allos logo is a trademark of Allos Therapeutics, Inc.